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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference of our report dated February 7, 1997 appearing in this Annual Report on Form 10-K of Cox Communications, Inc. for the year ended December 31, 1996, in the following Registration Statements of Cox Communications, Inc. and to the reference to us under the heading "Experts" in the Registration Statement on Form S-3:


                        Form         File No.
                        ------       ---------
                         S-8          33-80993
                         S-8          33-80995
                         S-8          33-91506
                         S-8          33-93148
                         S-3         333-03351
                         S-3         333-03766


DELOITTE & TOUCHE LLP
Atlanta, Georgia
March 27, 1997